UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2021

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		704 885-2555

(N/A)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On March 26, 2021, the Company issued a press release announcing the conclusion of the antitrust regulatory process for its pending $175 million acquisition of Georgia-Pacific’s U.S nonwovens business based in Mount Holly, NC, together with an R&D center and pilot line for nonwovens product development in Memphis, TN. The expiration of the waiting period for regulatory review satisfies one of the conditions to the closing of the proposed acquisition, which remains subject to other customary conditions. The transaction is expected to close by May 31, 2021 after all other customary closing conditions have been met. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

99.1	Press release issued March 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

March 26, 2021	By:	/s/ Jill L. Urey

Name: Jill L. Urey
Title: Vice President, Deputy General Counsel and Corporate Secretary